Exhibit 1.01

Mazor Robotics Ltd.
Conflict Minerals Report
For The Year Ended December 31, 2016

This report for the year ended December 31, 2016 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the "Rule"). The Rule was adopted by the Securities and Exchange Commission (the "SEC") to implement reporting and disclosure requirements related to Conflict Minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain Conflict Minerals which are necessary to the functionality or production of their products. "Conflict Minerals" are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold ("3TG") for the purposes of this assessment.

If a registrant can establish that the Conflict Minerals originated from sources other than the Democratic Republic of the Congo or an adjoining country (the "Covered Countries"), or from recycled and scrap sources, it must disclose its determination, provide a brief description of the inquiry it undertook and the results of the inquiry on Form SD.

If a registrant has reason to believe that any of the Conflict Minerals in their supply chain may have originated in the Covered Countries, or if they are unable to determine the country of origin of those Conflict Minerals, then the issuer must exercise due diligence on the Conflict Minerals' source and chain of custody. The registrant must annually submit a report, Conflict Minerals Report (the "CMR"), as an exhibit to its Form SD to the SEC that includes a description of those due diligence measures.

1. Overview

This report has been prepared by management of Mazor Robotics Ltd. (herein referred to as "Mazor", "Mazor Robotics", "Company", "we", "us", or "our"). The information includes the activities of Mazor's wholly owned subsidiaries.

We engage in the development, production and marketing of innovative medical devices for supporting surgical procedures in the fields of orthopedics and neurosurgery. We operate in the fields of image guided surgery and computer-assisted surgery enabling the use of surgical instruments with high precision and minimal invasiveness and aiming to simplify complex and minimally-invasive surgical procedures. We believe that our portfolio of products, including the recently launched Mazor X Surgical Guidance System (the "Mazor X"), and the Renaissance® Surgical Guidance System (the "Renaissance" and together with the Mazor X, the "Products"), are transforming spine surgery from freehand procedures to highly accurate, state-of-the-art, guided procedures that raise the standard of care with better clinical results.

Our customers are mainly comprised of hospitals, medical centers, academic centers and medical device distributors. We sell our Products and services in the United States through our direct sales force, and in most other territories, we mainly sell our Products using third-party distributors.

Mazor is committed to the highest ethical standards and to conducting its business with the highest level of integrity, as defined in our Code of Business Conduct and Ethics. We strive to source materials from companies that share our values around human rights, ethics and environmental responsibility. We conducted an analysis of our Products and found the presence of 3TG materials. Therefore, the Products that we manufacture are subject to the reporting obligations of the Rule.

2. Supply Chain Overview

Mazor does not purchase Conflict Minerals directly from mines, smelters or refiners, and tracing these minerals to their sources is a challenge that requires us to rely on suppliers and manufacturers ("Suppliers") in the efforts to achieve supply chain transparency, including obtaining information regarding the origin of the Conflict Minerals. Our Suppliers are expected to provide the 3TG sourcing information to us per our Conflict Minerals Policy.

3. Reasonable Country of Origin Inquiry (RCOI)

We performed an internal assessment and prioritized the list of Suppliers to approach. In the first step we conducted a comprehensive analysis of our Products components and identified potential 3TG Suppliers ("Potential 3TG Suppliers"). We contacted the identified Potential 3TG Suppliers to further investigate the possibility of 3TG minerals presence within our Products. We identified 92 Potential 3TG Suppliers whose products can potentially include 3TG.

We believe that implementing the OECD guidelines and using the Conflict-Free Sourcing Initiative ("CFSI") template to gather information from smelters and refiners are currently the best known efforts to obtain mine and country of origin information.

Due to the size of the company, the breadth, the complexity of our Products and the dynamic nature of our supply chain, it is challenging to identify the source and origin of the 3TG incorporated in our Products. The manufacturing process for Mazor's Products is significantly removed from the mining, smelting and refining of Conflict Minerals, therefore, we must rely on our direct Suppliers to assist us in obtaining information regarding the origin of the Conflict Minerals. We reached out to those Suppliers through letters and questionnaires designed to explain the relevant SEC requirements and Mazor's due diligence expectations as well as refer them to online training materials and instructions. Suppliers were asked to provide us with information regarding 3TG and smelters using the Conflict Minerals Reporting Template ("CMRT") developed by the CFSI.

We engaged with a global third-party service provider to compile the survey results, we reviewed the responses that we received and followed up on what we perceived as inconsistent, incomplete, or inaccurate responses, as well as sent reminders to Suppliers who did not respond to our requests for information. We received response from 47 Suppliers who represent 51% of our Potential 3TG Suppliers.

Based on information obtained, and taking into account the complexities of our supply chain, we do not have sufficient information from our Suppliers to determine the country of origin of the conflict minerals used in our Products or the facilities used to process those conflict minerals. Therefore, we cannot exclude the possibility that some of these conflict minerals may have originated in the Covered Countries and are not from recycled or scrap sources.

Based on this result, Mazor undertook due diligence on the source and chain of custody of the Conflict Minerals that were necessary to the functionality or production of its Products during 2016. There is significant overlap between our RCOI efforts and our due diligence measures performed.

4.  Due Diligence Program

4.1. Design of Our Due Diligence and Description of the Due Diligence Process
Our due diligence processes and efforts have been designed and developed in conjunction with The Organization for Economic Co-operation and Development ("OECD") Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas ("OECD Guidance") and the related supplements for gold and for tin, tantalum and tungsten. That includes the following measures:
Step 1: Establish Strong Company Management Systems;
Step 2: Identify and Assess Risk in the Supply Chain;
Step 3: Design and Implement Strategy to Respond to Risks;
Step 4: Carry Out Independent Third Party Audit of Supply Chain Due Diligence at Identified Point in the Supply Chain; and
Step 5: Report Annually on Supply Chain Due Diligence.

4.2. Due Diligence Process

4.2.1. Establish Strong Company Management Systems
Our Conflict Minerals due diligence process includes: the development of a Conflict Minerals Policy, establishment of governance structures with cross functional team members and senior executives, communication to, and engagement of, Suppliers, due diligence compliance process and measurement and record keeping and escalation procedures. We report from time to time to the Audit Committee of the Board of Directors with respect to our due diligence process and compliance obligations.

4.2.1.1. Conflict Minerals Policy
Mazor believes that ethical business conduct is critical to its operations and therefore has established a Code of Business Conduct and Ethics. Mazor is concerned that the trade of conflict minerals mined in the Covered Countries may be fueling human rights atrocities in the region. Therefore, Mazor has adopted a Conflict Minerals Policy. As described in the policy, Mazor is striving to source materials from companies that share our values around human rights, ethics and environmental responsibility. We expect our Suppliers to comply with our Conflict Mineral Policy. The Policy is available on the Company's website at www.MazorRobotics.com under "Investor Relations\ Corporate Governance".

4.2.1.2. Management Systems and internal team
Mazor has created a Conflict Minerals taskforce and engaged with an external consultant to ensure compliance with the Rule. Our taskforce led by our Chief Operations Officer ("COO"), Chief Financial Officer ("CFO"), and a team of subject matter experts from relevant functions such as purchasing and manufacturing. The taskforce is in-charge of ongoing communication with the Potential 3TG Suppliers, to obtain Conflict Minerals evaluation results, to perform the required procedures to ensure that the responses received from our Suppliers are adequate in light of the Rule and to deal with all issues that are to be addressed according to ROCI and the due diligence program.

4.2.1.3 Control systems
We utilize the CFSI reporting template to collect data and information from our Suppliers in order to identify the 3TG origin in our supply chain. We also engage with a global third party service provider to assist us with the identification of the smelters and refiners which process the 3TG in our Products. Mazor has established our due diligence compliance process and set forth documentation and record maintenance mechanism to ensure the retaining of relevant documentation in a structured electronic database, for 5 years.

4.2.1.4 Supplier Engagement
We sent letters informing the Suppliers that Mazor is subject to the Rule, advised them of Mazor's commitment to responsible sourcing of minerals, and indicated that their cooperation in the due diligence efforts is expected, including by completion of the CMRT. We have also engaged with a global third party service provider to facilitate training and outreach to Suppliers, as well as to conduct, collect, validate and archive Supplier responses. We are in a process of implementing conflict minerals clause that requires Suppliers to provide us with information about the source of 3TG in the products they provide us.

4.2.1.5 Grievance Mechanism
Our Conflict Minerals Policy is available to the public on our website and provides the contact details for reporting concerns or seeking guidance regarding our Conflict Minerals program.

4.2.2. Identify and assess risk in the supply chain
As described above, we identified through a comprehensive analysis of our Products 92 Potential 3TG Suppliers. We reached out to those Suppliers through letters and questionnaires designed to explain the relevant SEC requirements and Mazor's due diligence expectations as well as refer them to online training materials and instructions. Suppliers were asked to provide us with information regarding 3TG and smelters using the CMRT. We received responses from 47 Suppliers. We compared the information provided therein with the CFSI Conflict Free smelter list.

4.2.3. Design and Implement Strategy to Respond to Risks
Each CMRT received from our Suppliers was entered into a database maintained by a global third party service provider and reviewed. For non-responsive Suppliers or Suppliers which provided unclear or incomplete responses, an escalation process was used in order to obtain complete and accurate required information, sometimes requiring multiple telephone and/or email contacts to further the data collection process. Potential 3TG Suppliers that were identified as possibly sourcing 3TG not from smelters designated as conflict free according to CFSI, were contacted and required to provide a corrective action plan. We are communicating to all of our Suppliers the importance of compliance and have a Conflict Minerals management program in place to collect, analyze, store and monitor the results of our inquires. Our COO and CFO are briefed about the results of our due diligence efforts on a timely basis.

4.2.4. Carry Out Independent Third Party Audit of Supply Chain Due Diligence
Mazor does not have direct sourcing relationships with Conflict Mineral smelters or refiners. Where possible, we have relied on third-party assurances and certifications, such as the CFSI's Conflict Free Smelter Program ("CFSP").

4.2.5. Report Annually on Supply Chain Due Diligence
Our Conflict Mineral annual report is available on the Company's website at www.MazorRobotics.com under "Investor Relations\ Corporate Governance" and is filed with the SEC.

5. Results of Assessment:

5.1. Survey Responses

As indicated above, the Products that we manufacture, or contract to manufacture, are highly complex, and typically contain thousands of components from many Suppliers. Since there are generally multiple tiers between the mines that extract Conflict Minerals and our Suppliers, we relied on our Suppliers to provide information on the origin of the Conflict Minerals contained in components supplied to us.

Most of our Suppliers were unable to provide information at product level, and therefore Mazor cannot clearly identify the source of origin of the 3TG included in its products.

Based on information provided by our Potential 3TG Suppliers as well as by CFSI, the results of our due diligence investigations as of the date of this Report are as follows:

Based on the information we received from these Suppliers, we identified 316 smelters, of which 261 smelters or refiners, or 83%, have been certified as Conflict Free by the CFSI, or have been engaged in an audit process ("Active"). We have identified 2 smelters that were not designated as conflict free by the CFSI, from the Covered Countries. As of the date of this report, one of those smelters no longer operates. We are in communication with our supplier regarding the other smelter and are still under valuation.

Based on the information provided by the relevant Suppliers as well as by CFSI, as of the date of this Report, the facilities that may have been used to process the Conflict Minerals in our Products may include the smelters and refiners listed in Annex I below.

Based on the information provided by the relevant Suppliers as well as by CFSI, as of the date of this Report, the mine countries of origin of the Conflict Minerals contained in our Products may include one or more of the countries listed in Annex II below.

Please note that information gathered from Mazor's Suppliers is not on a continuous, real-time basis, and that, since the information comes from direct and secondary Suppliers and independent third party audit programs, Mazor can only provide reasonable (not absolute) assurance regarding the source and chain of custody of the necessary Conflict Minerals.

6. Continuous Improvement Efforts to Mitigate Risk

As we move forward with our due diligence program, we intend to enhance Supplier communication, training process to improve due diligence data accuracy and completion. We will consider taking the following steps to improve the due diligence that we conduct to further mitigate any risk that the Conflict Minerals in our Products could benefit armed groups in the Covered Countries:

a.
Periodically engage with Suppliers to attempt to increase the response rate to our inquiries and to improve the accuracy of the Supplier responses, including responses that were identified as incomplete, inconsistent or inaccurate.

b.	Subject to the Rule, continue to conduct and report annually on supply chain due diligence for the applicable Conflict Minerals.

c.	Validate Supplier responses regarding smelters and refiners using information collected from reliable industry certification programs.

d.
Continue to compare smelters and refiners identified by our supply chain survey against lists of facilities that have received a third-party "conflict free" designation in order to track those that have not received such a designation.

e.	Continue to report to management on the findings of our supply chain risk assessment.

Caution Concerning Forward-Looking Statements

Any statements contained in this report regarding future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Further, any statements that are not statements of historical fact (including statements containing the words "believes," "anticipates," "plans," "expects," "may," "will," "would," "intends," "estimates" and similar expressions) should also be considered to be forward-looking statements. The forward-looking statements included herein are based on current expectations and beliefs that involve a number of known and unknown risks and uncertainties. Examples of forward-looking statements in this document include statements relating to our future plans. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. There are a number of factors that could cause events to differ materially from those indicated by the forward-looking statements in this document, including the risks associated with our Suppliers not cooperating fully or at all with our efforts.  Actual outcomes and results may differ materially from these forward-looking statements. As a result, these statements speak only as of the date they are made and we undertake no obligation to update or revise any forward-looking statement, except as required by federal securities laws.

Annex I - List of identified smelters or refiners

Number	Metal	Smelter Name	Smelter Country
1	Gold	Bangalore Refinery	INDIA
2	Gold	Modeltech Sdn Bhd	MALAYSIA
3	Gold	Universal Precious Metals Refining Zambia	ZAMBIA
4	Gold	Sai Refinery	INDIA
5	Gold	Gujarat Gold Centre	INDIA
6	Gold	AURA-II	UNITED STATES OF AMERICA
7	Gold	AU Traders and Refiners	SOUTH AFRICA
8	Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
9	Gold	WIELAND Edelmetalle GmbH	GERMANY
10	Gold	SAXONIA Edelmetalle GmbH	GERMANY
11	Gold	SAAMP	FRANCE
12	Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
13	Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
14	Gold	Korea Zinc Co., Ltd.	KOREA (REPUBLIC OF)
15	Gold	Tony Goetz NV	BELGIUM
16	Gold	Remondis Argentia B.V.	NETHERLANDS
17	Gold	T.C.A S.p.A	ITALY
18	Gold	Sudan Gold Refinery	SUDAN
19	Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
20	Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES

21	Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
22	Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
23	Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
24	Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND
25	Gold	Republic Metals Corporation	UNITED STATES OF AMERICA
26	Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
27	Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
28	Gold	Umicore Precious Metals Thailand	THAILAND
29	Gold	Guangdong Jinding Gold Limited	CHINA
30	Gold	Safina a.s.	CZECH REPUBLIC
31	Gold	Morris and Watson	NEW ZEALAND
32	Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
33	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
34	Gold	Yokohama Metal Co., Ltd.	JAPAN
35	Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN
36	Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
37	Gold	Valcambi S.A.	SWITZERLAND
38	Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
39	Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
40	Gold	Umicore Brasil Ltda.	BRAZIL
41	Gold	Torecom	KOREA (REPUBLIC OF)

42	Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
43	Gold	Tokuriki Honten Co., Ltd.	JAPAN
44	Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
45	Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
46	Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
47	Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
48	Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
49	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
50	Gold	So Accurate Group, Inc.	UNITED STATES OF AMERICA
51	Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
52	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
53	Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
54	Gold	SEMPSA Joyería Platería S.A.	SPAIN
55	Gold	Schone Edelmetaal B.V.	NETHERLANDS
56	Gold	SAMWON METALS Corp.	KOREA (REPUBLIC OF)
57	Gold	Samduck Precious Metals	KOREA (REPUBLIC OF)
58	Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
59	Gold	Royal Canadian Mint	CANADA
60	Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
61	Gold	PX Précinox S.A.	SWITZERLAND
62	Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA

63	Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
64	Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
65	Gold	PAMP S.A.	SWITZERLAND
66	Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
67	Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
68	Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA
69	Gold	Nihon Material Co., Ltd.	JAPAN
70	Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
71	Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
72	Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
73	Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
74	Gold	Mitsubishi Materials Corporation	JAPAN
75	Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO
76	Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
77	Gold	Metalor Technologies S.A.	SWITZERLAND
78	Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
79	Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
80	Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
81	Gold	Matsuda Sangyo Co., Ltd.	JAPAN
82	Gold	Materion	UNITED STATES OF AMERICA
83	Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA

84	Gold	LS-NIKKO Copper Inc.	KOREA (REPUBLIC OF)
85	Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
86	Gold	Lingbao Gold Co., Ltd.	CHINA
87	Gold	L'azurde Company For Jewelry	SAUDI ARABIA
88	Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
89	Gold	Kojima Chemicals Co., Ltd.	JAPAN
90	Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
91	Gold	Kazzinc	KAZAKHSTAN
92	Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
93	Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
94	Gold	JSC Uralelectromed	RUSSIAN FEDERATION
95	Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
96	Gold	Asahi Refining Canada Ltd.	CANADA
97	Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
98	Gold	Jiangxi Copper Co., Ltd.	CHINA
99	Gold	Japan Mint	JAPAN
100	Gold	Istanbul Gold Refinery	TURKEY
101	Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
102	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
103	Gold	HwaSeong CJ Co., Ltd.	KOREA (REPUBLIC OF)
104	Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA

105	Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
106	Gold	Heraeus Ltd. Hong Kong	CHINA
107	Gold	Heimerle + Meule GmbH	GERMANY
108	Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
109	Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
110	Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
111	Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
112	Gold	Eco-System Recycling Co., Ltd.	JAPAN
113	Gold	Dowa	JAPAN
114	Gold	DODUCO GmbH	GERMANY
115	Gold	DSC (Do Sung Corporation)	KOREA (REPUBLIC OF)
116	Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
117	Gold	Daejin Indus Co., Ltd.	KOREA (REPUBLIC OF)
118	Gold	Chugai Mining	JAPAN
119	Gold	Chimet S.p.A.	ITALY
120	Gold	Yunnan Copper Industry Co., Ltd.	CHINA
121	Gold	Cendres + Métaux S.A.	SWITZERLAND
122	Gold	CCR Refinery - Glencore Canada Corporation	CANADA
123	Gold	Caridad	MEXICO
124	Gold	C. Hafner GmbH + Co. KG	GERMANY
125	Gold	Boliden AB	SWEDEN

126	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
127	Gold	Aurubis AG	GERMANY
128	Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
129	Gold	Asaka Riken Co., Ltd.	JAPAN
130	Gold	Asahi Pretec Corp.	JAPAN
131	Gold	Argor-Heraeus S.A.	SWITZERLAND
132	Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
133	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
134	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
135	Gold	Aida Chemical Industries Co., Ltd.	JAPAN
136	Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
137	Tantalum	Power Resources Ltd.	MACEDONIA (THE FORMER YUGOSLAV REPUBLIC OF)
138	Tantalum	Jiangxi Tuohong New Raw Material	CHINA
139	Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL
140	Tantalum	E.S.R. Electronics	UNITED STATES OF AMERICA
141	Tantalum	Tranzact, Inc.	UNITED STATES OF AMERICA
142	Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
143	Tantalum	Global Advanced Metals Aizu	JAPAN
144	Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
145	Tantalum	Plansee SE Reutte	AUSTRIA
146	Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
147	Tantalum	H.C. Starck Ltd.	JAPAN

148	Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
149	Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
150	Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
151	Tantalum	H.C. Starck GmbH Goslar	GERMANY
152	Tantalum	H.C. Starck Co., Ltd.	THAILAND
153	Tantalum	Plansee SE Liezen	AUSTRIA
154	Tantalum	KEMET Blue Metals	MEXICO
155	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
156	Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
157	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
158	Tantalum	FIR Metals & Resource Ltd.	CHINA
159	Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
160	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
161	Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
162	Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA
163	Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
164	Tantalum	Telex Metals	UNITED STATES OF AMERICA
165	Tantalum	Taki Chemical Co., Ltd.	JAPAN
166	Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
167	Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA

168	Tantalum	QuantumClean	UNITED STATES OF AMERICA
169	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
170	Tantalum	Molycorp Silmet A.S.	ESTONIA
171	Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
172	Tantalum	Mineração Taboca S.A.	BRAZIL
173	Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
174	Tantalum	LSM Brasil S.A.	BRAZIL
175	Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
176	Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
177	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
178	Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA
179	Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
180	Tantalum	F&X Electro-Materials Ltd.	CHINA
181	Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
182	Tantalum	Duoluoshan	CHINA
183	Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
184	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
185	Tin	PT Lautan Harmonis Sejahtera	INDONESIA
186	Tin	Gejiu Jinye Mineral Company	CHINA
187	Tin	Modeltech Sdn Bhd	MALAYSIA
188	Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA

189	Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
190	Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
191	Tin	PT Menara Cipta Mulia	INDONESIA
192	Tin	PT Kijang Jaya Mandiri	INDONESIA
193	Tin	An Thai Minerals Co., Ltd.	VIET NAM
194	Tin	PT Sukses Inti Makmur	INDONESIA
195	Tin	PT Bangka Prima Tin	INDONESIA
196	Tin	Elmet S.L.U.	SPAIN
197	Tin	Metallo-Chimique N.V.	BELGIUM
198	Tin	PT O.M. Indonesia	INDONESIA
199	Tin	Resind Indústria e Comércio Ltda.	BRAZIL
200	Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
201	Tin	PT Cipta Persada Mulia	INDONESIA
202	Tin	CV Tiga Sekawan	INDONESIA
203	Tin	CV Dua Sekawan	INDONESIA
204	Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
205	Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
206	Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
207	Tin	CV Ayi Jaya	INDONESIA
208	Tin	PT Inti Stania Prima	INDONESIA
209	Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES

210	Tin	Phoenix Metal Ltd.	RWANDA
211	Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
212	Tin	Melt Metais e Ligas S.A.	BRAZIL
213	Tin	PT Wahana Perkit Jaya	INDONESIA
214	Tin	PT Tirus Putra Mandiri	INDONESIA
215	Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
216	Tin	CV Venus Inti Perkasa	INDONESIA
217	Tin	Yunnan Tin Company Limited	CHINA
218	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
219	Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
220	Tin	VQB Mineral and Trading Group JSC	VIET NAM
221	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
222	Tin	Thaisarco	THAILAND
223	Tin	Soft Metais Ltda.	BRAZIL
224	Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
225	Tin	PT Tommy Utama	INDONESIA
226	Tin	PT Tinindo Inter Nusa	INDONESIA
227	Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
228	Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
229	Tin	PT Sumber Jaya Indah	INDONESIA
230	Tin	PT Stanindo Inti Perkasa	INDONESIA

231	Tin	PT Sariwiguna Binasentosa	INDONESIA
232	Tin	PT REFINED BANGKA TIN	INDONESIA
233	Tin	PT Prima Timah Utama	INDONESIA
234	Tin	PT Panca Mega Persada	INDONESIA
235	Tin	PT Mitra Stania Prima	INDONESIA
236	Tin	PT Karimun Mining	INDONESIA
237	Tin	PT Eunindo Usaha Mandiri	INDONESIA
238	Tin	PT DS Jaya Abadi	INDONESIA
239	Tin	PT Bukit Timah	INDONESIA
240	Tin	PT Belitung Industri Sejahtera	INDONESIA
241	Tin	PT Bangka Tin Industry	INDONESIA
242	Tin	PT Babel Inti Perkasa	INDONESIA
243	Tin	PT Artha Cipta Langgeng	INDONESIA
244	Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)
245	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
246	Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
247	Tin	Mitsubishi Materials Corporation	JAPAN
248	Tin	Minsur	PERU
249	Tin	Mineração Taboca S.A.	BRAZIL
250	Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
251	Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA

252	Tin	China Tin Group Co., Ltd.	CHINA
253	Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
254	Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
255	Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
256	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
257	Tin	Fenix Metals	POLAND
258	Tin	Estanho de Rondônia S.A.	BRAZIL
259	Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
260	Tin	Dowa	JAPAN
261	Tin	CV United Smelting	INDONESIA
262	Tin	CV Serumpun Sebalai	INDONESIA
263	Tin	PT Aries Kencana Sejahtera	INDONESIA
264	Tin	PT Justindo	INDONESIA
265	Tin	CV Gita Pesona	INDONESIA
266	Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
267	Tin	Alpha	UNITED STATES OF AMERICA
268	Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
269	Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
270	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
271	Tungsten	Moliren Ltd	RUSSIAN FEDERATION
272	Tungsten	Woltech Korea Co., Ltd.	KOREA (REPUBLIC OF)

273	Tungsten	ACL Metais Eireli	BRAZIL
274	Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
275	Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
276	Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
277	Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
278	Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
279	Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
280	Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
281	Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
282	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
283	Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
284	Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
285	Tungsten	H.C. Starck GmbH	GERMANY
286	Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
287	Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
288	Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
289	Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
290	Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
291	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
292	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
293	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA

294	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
295	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
296	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
297	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
298	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
299	Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
300	Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
301	Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
302	Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
303	Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
304	Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
305	Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
306	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
307	Tungsten	Japan New Metals Co., Ltd.	JAPAN
308	Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
309	Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
310	Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
311	Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
312	Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
313	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
314	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
315	Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
316	Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN

Annex II - List of possible countries of origin of Conflict Minerals

AUSTRALIA
AUSTRIA
BOLIVIA
BRAZIL
BURUNDI
CANADA
CHILE
CHINA
DEMOCRATIC REPUBLIC OF THE CONGO
ETHIOPIA
GERMANY
GUYANA
HK
INDIA
INDONESIA
ITALY
JAPAN
MOZAMBIQUE
NAMIBIA
NIGERIA
PERU
PORTUGAL
RUSSIA
RWANDA
SIERRA LEONE
SPAIN
SURINAME
TAIWAN
THAILAND
UNITED STATES
VIETNAM
ZIMBABWE